Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-02025 of PHI, Inc. on Form S-8 of our reports dated March 9, 2006 relating to the financial statements and financial statement schedule of PHI, Inc. and management’s report on the effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K of PHI, Inc. for the year ended December 31, 2005.
/s/ DELOITTE & TOUCHE LLP
New Orleans, Louisiana
March 9, 2006